UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2007

ANNTAYLOR STORES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10738	13-3499319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square

New York, New York 10036

(Address, including Zip Code, of Registrant’s Principal Executive Offices)

(212) 541-3300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On September 17, 2007, AnnTaylor Stores Corporation (the “Company”) announced that Michael J. Nicholson joined the Company as Executive Vice President and Chief Financial Officer. A copy of the press release announcing his appointment is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Mr. Nicholson, 41, joins the Company from Limited Brands, Inc., a specialty retailer, where he served as Executive Vice President, Chief Operating & Financial Officer for Victoria’s Secret Beauty Company (“VS”) since March 2006. He was Senior Vice President, Chief Financial Officer of VS from February 2005 to March 2006, Vice President, Chief Financial Officer from April 2001 to February 2005, and Controller from March 2000 to March 2001.

The terms of Mr. Nicholson’s compensation are set forth in an offer letter (the “Offer Letter”) dated September 5, 2007. Mr. Nicholson will receive an annual base salary of $525,000, a sign-on bonus of $50,000, and will participate in the Company’s Management Performance Compensation Plan with a target bonus equal to 60% of his base salary prorated from his date of hire, provided that for fiscal year 2007 he will receive a minimum guaranteed bonus of $100,000. He will also participate in the Company’s Long Term Cash Incentive Plan with a 30% target of his annual base salary. Mr. Nicholson will receive grants of 27,000 stock options with 25% vesting on each of the first four anniversaries of the date of grant and 9,000 shares of restricted common stock with 25% of restrictions lapsing on each of the first four anniversaries of the date of grant. Mr. Nicholson will also participate in the other benefit plans and programs generally available to the Company’s executives.

In connection with Mr. Nicholson’s appointment, the Company and Mr. Nicholson also entered into a letter agreement (the “Agreement”) dated September 5, 2007 under which, if the Company terminates his employment (other than for “Cause”), Mr. Nicholson is entitled to receive separation payments equal to his annual base salary in effect at the time of termination of his employment plus his targeted annual cash bonus, payable in substantially equal bi-monthly installments over a period of 12 months. The separation payments are contingent upon Mr. Nicholson executing a general waiver and release of claims against the Company. In addition, Mr. Nicholson is subject to non-solicitation, non-compete and confidentiality obligations under the Agreement.

The foregoing summaries of the Offer Letter and Agreement do not purport to be complete and are qualified in their entirety by reference to the Offer Letter and Agreement, which are filed as Exhibits 10.1 and 10.2 hereto respectively and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Offer Letter between AnnTaylor Stores Corporation and Michael J. Nicholson, dated September 5, 2007.

10.2	Agreement between AnnTaylor Stores Corporation and Michael J. Nicholson, dated September 5, 2007.

99.1	Press Release issued by AnnTaylor Stores Corporation on September 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNTAYLOR STORES CORPORATION

	By:	/s/ Barbara K. Eisenberg
Barbara K. Eisenberg
Date: September 17, 2007		Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter between AnnTaylor Stores Corporation and Michael J. Nicholson, dated September 5, 2007.

10.2	Agreement between AnnTaylor Stores Corporation and Michael J. Nicholson, dated September 5, 2007.

99.1	Press Release issued by AnnTaylor Stores Corporation on September 17, 2007.